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                                                                  Exhibit 10.3.1

                               AMENDMENT NO. 1 TO

             AMENDED AND RESTATED SENIOR CONVERTIBLE LOAN AGREEMENT

         Amendment No. 1, dated as of June 11, 2002, to the Amended and Restated Senior Convertible Loan Agreement (the "LOAN AGREEMENT") dated as of June 11, 2002, by and among Value City Department Stores, Inc., an Ohio corporation (the "BORROWER"), Shonac Corporation, an Ohio corporation ("SHONAC"), DSW Shoe Warehouse, Inc., a Missouri corporation ("DSW"), Gramex Retail Stores, Inc., a Delaware corporation ("GRAMEX"), VCM, Ltd., an Ohio limited liability company ("VCM"), Filene's Basement, Inc., a Delaware corporation ("FILENE'S"), GB Retailers, Inc., a Delaware corporation ("GB"), J.S. Overland Delivery, Inc., a Delaware corporation ("JS"), Value City Department Stores Services, Inc. a Delaware corporation ("VC SERVICES"), Value City Limited Partnership, an Ohio limited partnership ("VCLP"), Value City of Michigan, Inc., a Michigan corporation ("VC MICHIGAN"), Westerville Road GP, Inc., a Delaware corporation ("WESTERVILLE GP"), Westerville Road LP, Inc. a Delaware corporation ("WESTERVILLE LP", and together with Shonac, DSW, Gramex, VCM, Filene's, GB, JS, VC Services, VCLP, VC Michigan and Westerville GP, each a "GUARANTOR", and collectively, the "GUARANTORS"), the lenders from time to time party hereto (each a "LENDER" and collectively, the "LENDERS"), and Schottenstein Stores Corporation, a Delaware corporation ("SSC"), as Agent (in such capacity, together with its successors, if any, the "AGENT") and as a Lender.

                                    RECITALS

         WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent are parties to the Loan Agreement;

         WHEREAS, SSC, the sole Lender under the Loan Agreement, will, concurrently with the effectiveness of this Amendment, sell and assign to Cerberus Partners, L.P. ("CPLP"), 50% of its right, title and interest as Lender under the Loan Agreement pursuant to the terms of the Assignment and Acceptance, dated the date hereof, between SSC and CPLP (the "SSC ASSIGNMENT");

         WHEREAS, it is a condition precedent to the effectiveness of the SSC Assignment that the Loan Agreement be amended to reflect the transactions contemplated by the SSC Assignment;

         WHEREAS, in connection with such amendment the Borrower has requested and the Lenders have agreed to amend certain terms and conditions of the Loan Agreement; and

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

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         1. DEFINITIONS. All terms used herein which are defined in the Loan
Agreement and not otherwise defined herein are used herein as defined therein.

         2. DEFINITIONS IN LOAN AGREEMENT.

                (a) Section 1.01 of the Loan Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order therein:

            "ACCOUNT DEBTOR" means each debtor, customer or obligor in any way obligated on or in connection with any Accounts Receivable.

            "ACCOUNTS RECEIVABLE" means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

            "AGENT ADVANCES" has the meaning specified therefor in section 10.08(a).

            "ALLOCATED WARRANTS" has the meaning specified therefor in Section 14.02(c).

            "APPROVED EXISTING TRANSACTION" has the meaning specified therefor in Section 14.01.

            "BORROWING BASE CERTIFICATE" has the meaning set forth in the Revolving Credit Facility as in effect from time to time.

            "BUYOUT EXERCISE NOTICE" has the meaning specified therefor in
Section 14.02(a).

            "BUYOUT OPTION" has the meaning specified therefor in Section 14.02(a).

            "BUYOUT SECURITIES" has the meaning specified therefor in Section 14.02(c).

            "COLLATERAL" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

            "CONTROL AGREEMENT" means the Collection Account Agreements (as defined in the Revolving Credit Facility) made by a Loan Party and the financial institutions maintaining Collection Accounts (as defined in the Revolving Credit Facility) in favor of the Revolving Credit Facility Agent for the benefit of the Lenders (among others) securing the Obligations (and the obligations owing to certain other lenders).

            "CPLP" has the meaning specified therefore in the preamble hereto.

            "CPLP NON-CONVERSION NOTICE" has the meaning specified in Section 14.02.

            "DRAG ALONG CONVERSION NOTICE" has the meaning specified therefor in
Section 13.01(c).


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            "DRAG ALONG CONVERSION RIGHT" has the meaning specified therefor in
Section 13.01(c).

            "EXCESS AVAILABILITY" has the meaning specified in the Revolving Credit Facility.

            "EXCESS AVAILABILITY RESERVE" has the meaning specified in the Revolving Credit Facility.

            "FAIRNESS COMMITTEE" has the meaning specified therefor in Section 14.02(b).

            "INTERCREDITOR AGREEMENT" means the Intercreditor and Lien Subordination Agreement, by and among the Agent, on behalf of itself and the Lenders, the Revolving Credit Facility Agent, on behalf of itself and the Revolving Facility Lenders, the Term Loan Agent, on behalf of itself and the Term Loan Lenders and acknowledged and agreed by the Borrower and the Guarantors.

            "KEY LOAN PARTIES" means, collectively, the Borrower, Shonac, DSW, Gramex, VCM, Filene's, GB, VCLP and VC Michigan.

            "LANDLORD'S AGREEMENT" means a landlord's agreement consenting to the recording of the Mortgages, in form and substance satisfactory to the Agent, made by the fee owner (or ground or prime lessee with the consent of the fee owner) of the real property secured by a Mortgage in favor of the Agent for the benefit of the Lenders (among others) and delivered to the Agent pursuant to Sections 4.01(d) and 6.01(a) and (i).

            "LEASEHOLD MORTGAGE STATUS REPORT" means a monthly report that reflects the Loan Parties' efforts to obtain leasehold Mortgages on substantially all Leases of the Loan Parties, such report to contain sufficient detail to enable the Agent to evaluate the status of the Loan Parties' efforts on a property-by-property basis.

            "MORTGAGE" means a mortgage (including, without limitation, a leasehold mortgage, deed of trust or deed to secure debt), in form and substance satisfactory to the Agent, made by a Loan Party in favor of the Agent for the benefit of the Lenders (among others), securing the Obligations and the obligations owing to certain other lenders, and delivered to the Agent pursuant to Section 4.01(d), Section 6.01(a), Section 6.01(i) or otherwise.

            "NON-CONVERSION NOTICE" has the meaning specified therefore in
Section 13.02(c).

            "NOTIFICATION DATE" has the meaning specified therefor in Section 14.01.

            "OBJECTION DATE" has the meaning specified therefor in Section
14.01.

            "OBJECTION NOTICE" has the meaning specified therefor in Section 14.01.

            "PLEDGE AGREEMENT" means a Pledge and Security Agreement made by a Loan Party in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit F, securing the Obligations and delivered to the Agent.


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            "REFERRAL NOTICE" has the meaning specified therefor in Section
14.02(b).

            "REFERRED SSC TRANSACTION" has the meaning specified therefor in
Section 14.02(b).

            "REVOLVING CREDIT FACILITY" means the $350,000,000 working capital facility, of even date herewith, among the Borrower and certain of its Subsidiaries, as borrowers and as guarantors, the Revolving Credit Facility Agent and the Revolving Credit Facility Lenders.

            "REVOLVING CREDIT FACILITY AGENT" means National City Commercial Finance, Inc. ("NCCF"), as Administrative Agent and/or NCCF and Fleet Retail Finance, Inc., as Collateral Agents for the Revolving Credit Facility Lenders, and each of their respective successors and assigns.

            "REVOLVING CREDIT FACILITY DOCUMENTS" means any agreement, instrument or other document executed and delivered pursuant to the Revolving Credit Facility or otherwise securing or evidencing any loan or obligation thereunder.

            "REVOLVING CREDIT FACILITY LENDERS" means the financial institutions party to the Revolving Credit Facility.

            "SECURITY AGREEMENT" means a Security Agreement made by a Loan Party in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit E, securing the Obligations and delivered to the Agent.

            "SSC" means Schottenstein Stores Corporation.

            "SSC ASSIGNMENT" means the sale and assignment by SSC to CPLP of a 50% interest in the Borrower's Obligations under this Agreement, pursuant to the terms of the SSC Assignment Agreement.

            "SSC ASSIGNMENT AGREEMENT" means the Assignment and Acceptance Agreement, dated June 11, 2002 by and between SSC and CPLP.

            "SSC ASSIGNMENT DOCUMENTS" means the SSC Assignment Agreement and each of the other documents delivered in connection with the SSC Agreement.

            "SSC TRANSACTION" has the meaning specified therefor in Section
14.01.

            "TERM LOAN AGENT" means CPLP, in its capacity as agent to the Term Loan Lenders, or any successor thereto.

            "TERM LOAN AGREEMENT" means the Financing Agreement dated as of June 11, 2002, among the Borrower and certain of its Subsidiaries, as borrowers and as guarantors, the Term Loan Agent and the Term Loan Lenders.


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            "TERM LOAN DOCUMENTS" means the Term Loan Agreement and any agreement, instrument or other document executed and delivered pursuant to the Term Loan Agreement or otherwise securing evidencing any loan or obligation thereunder.

            "TERM LOAN LENDERS" means the financial institutions party to the Term Loan Agreement.

            "UCC FILING AUTHORIZATION LETTER" means a letter duly executed by each Loan Party authorizing the Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage.

            "UNIFORM COMMERCIAL CODE" has the meaning specified therefor in
Section 1.03.

            "WARRANTS" means any of the warrants issued pursuant to the terms of the Term Loan Agreement.

            "WARRANT STOCK" means the shares of Common Stock issuable on the exercise of the Warrants.

                    (b) Section 1.01 of the Loan Agreement is hereby amended by deleting the definitions of the terms "Change in Control", "Equipment", "Fair Market Value", "Loan Documents", "Market Price", "Payment Office", "Registration Rights Agreement" and "Required Lenders" and substituting the following therefor:

            "CHANGE IN CONTROL" means the occurrence of any of the following:
(i) the acquisition, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 25% or more of the issued and outstanding capital stock of the Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower, excluding from the foregoing any acquisition pursuant to the issuance of the Warrants or the exercise of conversion rights under this Agreement; (ii) other than as a result of the exercise by CPLP of Board representation rights under this Agreement, more than half of the Persons who were directors of the Borrower on the first day of any period consisting of twelve (12) consecutive calendar months (the first of which twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than death, disability, or replacement by other Persons nominated by a nominating committee controlled by SSC to be directors of the Borrower; (iii) the failure of the Borrower to own, directly or indirectly, 95% of the capital stock of each of the other Loan Parties; or (iv) the failure of SSC to possess, directly or indirectly, the power to cause the direction of the management and policies of the Key Loan Parties.

            "EQUIPMENT" means, , without limitation, "equipment" as defined in the UCC, and also all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Borrower's business, and any and all accessions or additions thereto, and substitutions therefor.


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            "FAIR MARKET VALUE" means, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security, the Current Market Price, and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by a committee of Borrower's Board of Directors consisting of directors who are not Affiliates of Borrower, SSC or CPLP; PROVIDED, however, that at the request of CPLP, the Fair Market Value shall be determined in good faith by an independent investment banking firm selected by Borrower, SSC and CPLP or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and PROVIDED, further, that Borrower shall pay all of the reasonable fees and expenses of any third parties incurred in connection with determining the Fair Market Value.

            "LOAN DOCUMENT" means this Agreement, any Guaranty, any Security Agreement, any Pledge Agreement, any Mortgage, any Landlord's Agreement, any Control Agreement, any UCC Filing Authorization Letter, the Intercreditor Agreement, the Warrants, the Registration Rights Agreement and any other agreement, instrument or other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

            "MARKET PRICE" means, on any date specified herein, the amount per share of the Common Stock, equal to (i) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, (iii) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, (iv) if trading in such Common Stock is quoted in the over-the-counter market, the average of the closing bid and asked prices of the Common Stock on such date as shown on the OTC Bulletin Board, or (v) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by a committee of Borrower's Board of Directors consisting of directors who are not Affiliates of Borrower or SSC; PROVIDED, however, that at the request of CPLP, the Market Price shall be determined in good faith by an independent investment banking firm selected by Borrower, SSC and CPLP or, if that selection cannot be made within 10 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and PROVIDED, further, that Borrower shall pay all of the reasonable fees and expenses of any third parties incurred in connection with determining the Market Price.

            "PAYMENT OFFICE" means the Agent's office located at 450 Park Avenue, 28th Floor, New York, New York, 10022, or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Borrower.


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            "REGISTRATION RIGHTS AGREEMENT" means the Amended and Restated
Registration Rights Agreement, in form and substance satisfactory to the Agent, by and between the Borrower, the Lenders and the Term Loan C Lenders (as defined in the Term Loan Agreement) with respect to the matters covered thereby.

            "REQUIRED LENDERS" means CPLP and any of its affiliates to whom it assigns all or any portion of its rights and obligations under this Agreement or any of the Loan Documents.

                    (c) The definition of "EBITDA" in Section 1.01 of the Loan Agreement is hereby amended by deleting the existing clause (E) and substituting the following therefor:

               (E) expenses incurred in connection with the Term Loan Agreement, this Agreement, the Revolving Credit Facility, the refinancing of the Borrower's existing credit facilities and any subsequent refinancing of the Borrower.

                    (d) The definition of "Permitted Acquisition" in Section
1.01 of the Loan Agreement is hereby amended by restating clauses (g) and (h) thereof in their entirety, and by adding a new section (i) thereto, in each case, to read as follows:

               (g) if the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a key Loan Party, such Subsidiary shall have executed such documents as may be necessary to be joined as a "Guarantor" hereunder, and the Agent shall have received subject to the terms of the Intercreditor Agreement a first priority security and mortgage interest (subject to Permitted Liens) in such Subsidiary's capital stock, inventory, accounts, equipment, real estate, leaseholds, and other property of the same nature as constitutes Collateral under this Agreement in order to secure the Obligations; (h) the total consideration paid for all Acquisitions (whether in cash, tangible property, notes or other property (other than capital stock of the Borrower)) after the Effective Date, shall not exceed in the aggregate the sum of $15,000,000; and (i) Excess Availability immediately prior to such Acquisition, immediately after giving effect thereto, and projected Excess Availability on a pro forma projected basis for the twelve (12) months immediately following such Acquisition, shall not be less than $70,000,000.

                    (e) The definition of "Permitted Indebtedness" in Section
1.01 of the Loan Agreement is hereby amended by restating clauses (ii) and (v) thereof to read in their entirety as follows:

               (ii) any Indebtedness incurred under the Revolving Credit Facility and the Term Loan Agreement;

               (v) Indebtedness of the Loan Parties and any Subsidiary under (a) the NCB Hedging Agreement, and (b) Hedging Agreements


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               with any Revolving Credit Lender or an Affiliate of a Revolving
               Credit Lender; PROVIDED that (1) such agreement is non-speculative in nature, and (2) the Loan Parties have received the written consent of the Agent (which consent shall not be unreasonably withheld) prior to entering into such agreement;

                    (f) The definition of "Permitted Liens" in Section 1.01 of the Loan Agreement is hereby amended by deleting the words "property or assets of such Loan Party" in clause (ii)(y) thereof, and substituting the word "Collateral" therefor, and (ii) by adding a new clause (xiv) and (xv) at the end thereof to read in their entirety as follows:

               (xiv) Liens securing Indebtedness assumed in connection with, or continuing to exist after, but not incurred in connection with, or contemplation of, a Permitted Acquisition, which Liens were in effect prior to the consummation of the Permitted Acquisition; PROVIDED, that such Liens may not extend to any Collateral of the Loan Parties, or the Inventory, Accounts Receivable or General Intangibles of the Person so acquired; and (xv) a Lien granted by any Loan Party in connection with the Revolving Credit Facility or the Term Loan Documents.

         3. PREPAYMENTS. Section 2.04 of the Loan Agreement is hereby amended by inserting the following after the words "After March 31, 2007" in the second sentence thereof:

               , and subject in all respects to the limitations contained in the Revolving Credit Facility, the Term Loan Agreement and the Intercreditor Agreement as in effect on the Effective Date,

         4. FEES. (a) Section 3.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               Section 3.01 AUDIT AND COLLATERAL MONITORING FEES. The Key Loan Parties acknowledge that representatives of the Agent may visit any or all of the Loan Parties and/or conduct audits, inspections and valuations of any or all of the Loan Parties in accordance with the terms and conditions set forth in Sections 7.02 and
               7.09. The Borrower agrees to pay the costs and expenses of such visits, audits, inspections and valuations, whether conducted by the Agent itself or by third-party representatives of the Agent.

               (b) Section 3.04(b) of the Loan Agreement is hereby amended by adding the words "and all proceeds of the Collateral," immediately prior to the words "subject to the provisions of this Agreement".


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         5.   REPRESENTATIONS AND WARRANTIES. (a) Section 5.01(e)(ii) of the
Loan Agreement is hereby amended by deleting the last sentence thereof and substituting the following therefore:

               Except as indicated on such Schedule and the Liens created pursuant to the Term Loan Documents, the Revolving Credit Facility Documents and the Loan Documents, all such Capital Stock is owned by the Borrower or one or more of its wholly-owned Subsidiaries, free and clear of all Liens.

               (b) Section 5.01(ee) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

               (ee) LOCATION OF COLLATERAL. Except as permitted by Section 6.02(r), there is no location at which any Loan Party has any Collateral or the books, records and papers of the Loan Parties pertaining thereto other than (i) those locations listed on
               Schedule 5.01(ee) and (ii) at such other locations as to which the Borrower has provided ten (10) days prior written notice to the Agent of the intended location of the Collateral, books, records and papers thereat. Schedule 5.01(ee) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Collateral of each Loan Party is stored and/or the name and address of the landlord on the Lease which covers such location and of all service bureaus with which such records are maintained. None of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns. No tangible personal property of any Loan Party is in the care or custody of any third party or stored or entrusted with a bailee or other third party, except (x) as otherwise disclosed pursuant to, or permitted by this Section, or
               (y) for Inventory in an amount not to exceed $1,000,000 at Cost (as defined in the Revolving Credit Facility) in the aggregate at any time in the ordinary course of business.

               (c) Section 5.01(ff) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

               (ff) SECURITY INTERESTS. Each Security Agreement creates in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in
               Section 4.01(d) and the recording of the Collateral Assignments for Security referred to in each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and


                                       9
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               Liens on the Collateral granted thereby shall be perfected security interests to the extent such security interests may be perfected by such filings, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with Applicable Law, (ii) the recording of the Collateral Assignments for Security pursuant to each Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights, (iii) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with respect to all foreign intellectual property, and (iv) control agreements for deposit accounts, liens on titles and similar items. Subject to Permitted Liens, such security interests in, and Liens on the Collateral shall be first-priority security interests; provided, however, that any security interest in and Lien on Collateral that is Revolving Lender Primary Collateral (as defined in the Intercreditor Agreement) shall be a perfected, second-priority Lien on and security interest (subject only to Permitted Liens and the prior Lien on and security interest in favor of the Revolving Credit Facility Agent for the benefit of the Revolving Credit Facility Lenders).

               (d) Section 5.01(gg) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

               (gg) LIENS IN FAVOR OF AGENT. Other than the Excluded Property (as defined in the Security Agreement), no Loan Party is the owner of, nor has any interest in, any property or asset which is not subject to a Lien in favor of the Agent (subject only to Permitted Liens) to secure the Obligations.

         6.    COVENANTS.

                        (a) Section 6.01(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               (a) ADDITIONAL GUARANTIES AND COLLATERAL SECURITY. Cause (i) each Subsidiary of any Loan Party not in existence on the Effective Date, or any Unrestricted Subsidiary that at any time fails to meet the requirements for an Unrestricted Subsidiary, to execute and deliver to the Agent promptly and in any event within three
               (3) Business Days after the formation, acquisition or change in status thereof (A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the


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               Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) one or more Mortgages creating on any real property having a book value in excess of $1,000,000, or leased property having an annual minimum fixed rent in excess of $750,000 (if the lease term (including extensions) is less than five years) or $250,000 (if the lease term (including extensions) is equal to or greater than five years) of such Subsidiary a perfected, Lien on such real property subject only to Permitted Liens, a Title Insurance Policy covering such owned real property, a current ALTA survey thereof and a surveyor's certificate, each in form and substance satisfactory to the Agent, together with such other agreements, instruments and documents as the Agent may reasonably require whether comparable to the documents required under Section
               6.01(i) or otherwise (it being understood that the Loan Parties shall use their reasonable best efforts (which shall not include the payment of additional sums (other than incidental expenses)) to obtain such Mortgage and other documents) , and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become
               Collateral for the Obligations; and (ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within three (3) Business Days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and
               (D) such other agreements, instruments, approvals, legal opinions or other documents requested by the Agent; PROVIDED, HOWEVER, that nothing contained herein shall be deemed a modification of any other provisions of this Agreement restricting the formation or Acquisition of Subsidiaries by the Loan Parties, or the requirements applicable to Unrestricted Subsidiaries.


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

                        (b) Section 6.01(d) of the Loan Agreement is hereby amended by deleting the words "its properties and assets" in clause (i) thereof, and substituting the words "the Collateral" therefor.

                        (c) Section 6.01(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               (e) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with responsible and reputable insurance companies or associations (which shall include the companies presently providing such insurance, or such other companies as may be selected by the Borrower with the consent of the Agent, whose consent shall not be unreasonably withheld) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts, in such form, for such periods and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent. All policies covering the Collateral are to be made payable to the Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and shall provide that the insurance, to the extent of the Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Loan Party or by the failure of any Loan Party to comply with any warranty or condition of the policy and are to contain such other provisions as the Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to obtain any payments to be made under such policies. Such policy shall not include an endorsement in favor of any other Person (other than the Revolving Credit Agent, the Term Loan Agent, the holder of any Permitted Liens and those Persons intended as beneficiaries of any builder's risk insurance). All certificates of insurance are to be delivered to the Agent and the policies are to be premium prepaid or with customary payment terms (which shall be complied with in a timely fashion by such Loan Parties), with the loss payable and additional insured endorsement in favor of the Agent and such other Persons as the Agent may designate from time to time, and shall provide for not less than thirty (30) days' prior written notice to the Agent of the exercise of any right of cancellation. The Key Loan Parties shall furnish the Agent with certificates or other evidence satisfactory to the Agent regarding compliance by the Loan Parties with the foregoing requirements. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Agent may arrange for such insurance, but at the Key Loan Parties' expense and without any responsibility on the Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims; PROVIDED, HOWEVER, that the Agent's obtaining such insurance shall not constitute a waiver of any Event of Default occasioned by the Loan Parties' failure to have maintained such insurance. Upon the occurrence and during the continuance of an Event of Default and subject to the terms of the Intercreditor Agreement, the Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. The Borrower shall provide the Agent with prompt written notice of any change in the insurance policies owned by the Loan Parties, or under which any Loan Party is the named insured, from those in effect as of the Effective Date.

                        (d) Section 6.01(h) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               (h) FURTHER ASSURANCES. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (subject to Permitted Liens) any of the Collateral of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Agent and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by Applicable Law, each Loan Party (x) authorizes the Agent to execute any such agreements, instruments or other documents deemed reasonably necessary by the Agent in connection with this Agreement in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office,
               (y) authorizes the Agent to file any financing statement required hereunder or under any other Loan

               Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (z) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

                        (e) Section 6.01(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               (i) AFTER ACQUIRED REAL PROPERTY. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an "AFTER ACQUIRED PROPERTY")
               (x) with a Current Value (as defined below) in excess of $1,000,000 in the case of a fee interest, or (y) requiring, in the case of a leasehold interest, the payment of annual minimum fixed rent exceeding in the aggregate $750,000 (if the Lease term (including extensions) is less than five years) or $250,000 (if the Lease term (including extensions) is equal to or greater than five years), immediately so notify the Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, THE "CURRENT VALUE"). The Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below or in the case of leasehold, a leasehold Mortgage or Landlord's Agreement (pursuant to Section 6.01(i) hereof). Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall promptly furnish to the Agent the following, each in form and substance satisfactory to the Agent: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the reasonable good faith opinion of the Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Agent and the Lenders thereunder; (iii) in the case of a fee interest, a title insurance policy, a survey of such real property, certified to the Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Agent and a Phase I Environmental Site Assessment with respect to such real property, certified to the Agent by a company reasonably satisfactory to the Agent; (iv) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto; (v) in the case of a leasehold interest, an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) with respect to such real property and the Agent; and (vi) such other documents or instruments (including, without limitation, guarantees and opinions of counsel) as the Agent may reasonably require, PROVIDED, HOWEVER, that nothing contained herein shall be deemed a modification of any other provisions of this Agreement restricting Acquisitions or investments by the Loan Parties. The Key Loan Parties shall pay all reasonable fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 6.01(i).

                        (f) Section 6.01 of the Loan Agreement is hereby amended by inserting the following provisions at the end thereof to read in their entirety as follows:

               (q) LEASEHOLD MORTGAGES. Each of the Loan Parties shall use their reasonable best efforts to obtain leasehold Mortgages on substantially all Leases of the Loan Parties it being understood that reasonable best efforts shall require a bona fide request be made in writing to the appropriate parties with a copy to the Agent (or in lieu thereof, a short memorandum describing a telephone request made in respect thereof, which memorandum shall include the date of the conversation and the name of the person with whom the Loan Party spoke) with appropriate follow-up as reasonably required by the Agent, which in each case shall be included in the Leasehold Mortgage Status Report; PROVIDED, that no Loan Parties shall be required to pay any money (other than incidental expenses), agree to amended Lease terms (unless such amendments are immaterial in the reasonable judgment of the Key Loan Parties), or commence any legal action.

               (r) BOARD OF DIRECTORS RIGHTS.

               (i) BOARD OBSERVERS. From the Effective Date until the date that the provisions of Section 6.01(r)(ii) below are applicable, the Borrower shall allow two representatives designated by CPLP to attend all meetings, including telephonic meetings, of the Borrower's Board of Directors in a non-voting capacity. The Borrower will give such representatives written notice of each meeting of its Board of Directors in advance and at the same time and in the same manner as notice is given to the directors. Such representatives shall also be provided with all written materials and other information (including minutes of meetings) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Borrower proposes to take any action by written consent in lieu of a meeting of its Board of Directors, the Borrower shall give written notice thereof to such representatives promptly following the effective date of such consent describing in reasonable detail the nature and substance of such action. In the event the Borrower establishes separate committees of the Board of Directors, the right to representatives granted hereunder shall extend to meetings of such committees.

              (ii) BOARD REPRESENTATIVES. From and after the date on which CPLP holds 50% of the Conversion Shares issuable upon the conversion of its Pro Rata share of the Loan as of the Effective Date, CPLP shall be entitled to designate two directors to serve on the Board of Directors of the Borrower. The Borrower shall promptly take all action necessary to cause such individuals to be appointed to the Board, including either increasing the size of the Board or securing the resignations of incumbent directors or both. At each annual or other meeting of shareholders at which the election of directors is considered, if CPLP is entitled to designate directors under this Section 6.01(r)(ii), the Board of Directors of the Borrower shall continue to nominate at least two designees of CPLP for election to the Board. At any such shareholder meeting, if CPLP is entitled to designate directors under this Section 6.01(r)(ii), SSC hereby agrees that it shall vote all shares of Common Stock and other voting securities of the Borrower over which such SSC has voting control, and shall take all other reasonably necessary actions within its control (whether in its capacity as a shareholder, director, member of a Board committee or officer of the Borrower or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Borrower shall take all reasonably necessary actions within its control (including calling special board and shareholder meetings), so that persons designated by CPLP will be elected to the Borrower's Board of Directors. Any vacancy on the Board of Directors created by reason of the death, removal or resignation of a director who is a designee of CPLP shall be filled by an individual designated by the CPLP.

              (iii) TERMINATION. The rights of CPLP pursuant to Section
                    6.01(r)(i) shall terminate and be of no further force and effect from and after the date that CPLP converts at least 50% of its Pro Rata Share of the Loan as of the Effective Date. The rights of CPLP pursuant to Section 6.01(r)(ii) shall terminate and be of no further force and effect from and after the date that CPLP holds, or is entitled to hold upon conversion of its Pro Rata Share of the Loan, in the aggregate shares of Common Stock representing less than 50% of the Conversion Shares issued or issuable upon Conversion of its Pro Rata Share of the Loan as of the Effective Date.

                        (g) Section 6.02(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

               (c) FUNDAMENTAL CHANGES; DISPOSITIONS. (i) Wind-up, liquidate or dissolve, or permit any of its Subsidiaries to wind-up, liquidate or dissolve; (ii) merge, consolidate or amalgamate with any Person, or permit any of its Subsidiaries to merge, consolidate or amalgamate with any Person; (iii) purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof), or permit any of its Subsidiaries to do any of the foregoing; (iv) suffer or cause, or permit any of its Subsidiaries to suffer or cause the waste or destruction of any material part of the Collateral; (v) use or permit any of its Subsidiaries to use, any of the Collateral in violation of any policy of insurance thereon; (vi) sell, lease, sublease, convey, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, sublease, convey, transfer or otherwise dispose of any of the Collateral; and (vii) other than leased departments and similar arrangements with third parties, commit to open or close any location at which any Loan Party maintains, offers for sale, or stores any of the Collateral, in any fiscal year such that the actual number of stores of all Key Loan Parties in the aggregate (x) exceeds by ten (10) the number of stores reflected on the Business Plan for such fiscal year, or
               (y) is more than ten (10) fewer than the number of stores reflected on the Business Plan for such fiscal year (without giving effect to any new stores which the Business Plan projected to be opened or closed, but which have not in fact been opened or closed); PROVIDED, HOWEVER, that each of the following shall be permitted:

                        (A) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, with the prior written consent of the Agent (which consent shall not be unreasonably withheld) any wholly-owned Subsidiary may merge, consolidate or amalgamate with or into a Borrower or with or into another wholly-owned Subsidiary of a Borrower, so long as in any merger, consolidation or amalgamation involving a Borrower, the Borrower is the surviving, continuing or resulting corporation;

                        (B) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, any Loan Party may liquidate or dissolve any Unrestricted Subsidiary;

                        (C) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, any Loan Party may engage in any Acquisition which is a Permitted Acquisition, provided that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied; and

                        (D) any Loan Party may engage in (1) the sale of Inventory in compliance with this Agreement; (2) the disposal of Equipment which is obsolete, worn out, or damaged beyond repair, or no longer useful in the Loan Parties' businesses; (3) Permitted Dispositions; (4) the turning over to the Agent of certain Collateral as provided herein, or to the Revolving Credit Agent of all Receipts (as defined in the Revolving Credit Facility) as provided in the Revolving Credit Facility; and (5) the use of the Collateral to pay obligations arising in the ordinary course.

                        (h) Section 6.02(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

               (e) LOANS; ADVANCES; INVESTMENTS, ETC. (i) Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person; (ii) purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract; (iii) subordinate any debts or obligations owed to that Loan Party by any third party (but not by another Loan Party) to any other debts owed by such third party to any other Person; (iv) enter into leases of property or assets not constituting Permitted Acquisitions, unless such leases are not otherwise in violation of this Agreement; (v) organize or create any Affiliate other than in connection with a Permitted Acquisition; or (vi) acquire any assets other than in the ordinary course and conduct of that Loan Party's business as conducted at the execution of this Agreement, other than in connection with a Permitted Acquisition or as otherwise permitted in this Agreement, or permit any of its Subsidiaries to do any of the foregoing, except for:

                        (A) Permitted Investments and investments directly related to Permitted Acquisitions;

                        (B) advance payments made to that Loan Party's suppliers in the ordinary course;

                        (C) advances to that Loan Party's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of that Loan Party, which expenses are properly substantiated by the Person seeking such advance and properly reimbursable by that Loan Party;

                        (D)   loans and advances to employees for
                              business-related moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business not to exceed (together with loans and advances under Section 6.02(e)(E) and investments permitted under clause (xiii) of the definition of Permitted Investment) $6,000,000 in the aggregate outstanding to all employees at any one time;

                        (E) loans and advances to that Loan Party's officers, employees, and salespersons in connection with any employment agreements or arrangements, or any stock options or option plans not to exceed $6,000,000 (together with loans and advances under Section 6.02(e)(D) and investments permitted under clause (xiii) of the definition of Permitted Investments) in the aggregate outstanding to all employees at any one time;

                        (F) intercompany loans (1) existing on the date hereof and described on Schedule 6.02(e)(vi)(F) hereof, and (2) hereafter made amongst any Loan Parties pursuant to the terms of the Revolving Credit Facility;

                        (G) loans and advances of a Person outstanding at the time such Person becomes a Subsidiary as a result of a Permitted Acquisition, PROVIDED, that any such loans or advances were not made at the time of or in contemplation of the acquisition of such Person by a Loan Party or any Subsidiaries;

                        (H) to the extent not permitted by the foregoing clauses, the existing loans and advances described on Schedule 6.02(e)(vi)(H) hereto;

                        (I) any other loans and advances to or for the benefit of any Person which (1) is not itself a Loan Party, (2) are not otherwise permitted by the foregoing clauses, and (3) are made after the Effective Date, which loans and advances have been approved in advance by the Agent.

                        (i) Section 6.02(i) of the Loan Agreement is hereby amended by adding the following proviso at the end thereof:

               PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this Section 6.02(i), no Loan Party may engage in any SSC Transaction or CPLP Transaction except in accordance with the terms of Article XIV.

                        (j) Section 6.02(j) of the Loan Agreement is hereby amended and restated in its entirety as follows:

               (j) LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES AND RESTRICTIONS ON OBLIGATIONS. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of (i) any Loan Party to create or grant liens in favor of the Agent or to incur Obligations or (ii) any Subsidiary of any Loan Party (A) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries,
               (B) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (C) to make loans or advances to any Loan Party or any of its Subsidiaries or (D) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; PROVIDED, HOWEVER, that nothing in any of clauses (A) through (D) of this
               Section 6.02(j) shall prohibit or restrict compliance with:

                         (1) this Agreement and the other Loan Documents, the
                    Revolving Credit Facility Documents or the Term Loan Documents;

                         (2) any agreements in effect on the date of this
                    Agreement and described on Schedule 6.02(j);

                         (3) any Applicable Law, rule or regulation (including,
                    without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                         (4) in the case of clause (D) any agreement setting
                    forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

                         (5) in the case of clause (D), any agreement,
                    instrument or other document evidencing a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto.

                    (k) Section 6.02(k) of the Loan Agreement is hereby amended and restated in its entirety as follows:

               (k) LIMITATION ON ISSUANCE OF CAPITAL STOCK. Issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants, PROVIDED, that Borrower may issue (i) the Warrant Stock, (ii) the shares issuable upon conversion of the Loan pursuant to the terms of this Agreement, (iii) up to 5,000,000 shares of Common Stock (and following the fifth anniversary of the Effective Date, up to an additional 5,000,000 shares of Common Stock) that are issued to Persons other than Affiliates of the Borrower, including (A) shares of Common Stock or options exercisable therefor, issued or to be issued under the Borrower's 2000 Stock Option Plan as in effect on the Effective Date or under any other employee stock option or purchase plan or plans, or pursuant to compensatory or incentive agreements, for officers, employees or consultants of the Borrower or any of its Subsidiaries, in each case adopted or assumed after such date by the Borrower's Board of Directors; provided in each case that the exercise or purchase price for any such share shall not be less than 95% of the fair market value (determined in good faith by the Borrower's Board of Directors) of the Common Stock on the date of the grant, and such additional number of shares as may become issuable pursuant to the terms of any such plans by reason of adjustments required pursuant to antidilution provisions applicable to such securities in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock, (B) shares of restricted stock issued by the Borrower to executive officers of the Borrower, and (C) shares of Common Stock issued by the Borrower as charitable gifts.

                        (l) Section 6.02(l) of the Loan Agreement is hereby amended and restated in its entirety as follows:

               (l) MODIFICATIONS OF INDEBTEDNESS, ORGANIZATIONAL DOCUMENTS AND CERTAIN OTHER AGREEMENTS, ETC. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change) in any manner of any of the provisions of any of its or its Subsidiaries' Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change (A) would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, or would increase the interest rate applicable to such Indebtedness unless (x) Excess Availability, both immediately prior to, immediately after giving effect to and on a pro forma projected basis for the 12 months immediately following such amendment, modification or change, is at least $100 million, or (y) the total amount of such Indebtedness so amended, modified or changed since the Effective Date (together with the amounts permitted under clause (ii) hereof), does not exceed $500,000 in any Fiscal Year of the Borrower; (B) would change the subordination provision, if any, of such Indebtedness, or (C) would otherwise be adverse to the Lenders in any respect; (ii) except for the Obligations and except as otherwise explicitly permitted herein, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing unless (x) Excess Availability, both immediately prior to, immediately after giving effect to and on a pro forma projected basis for the 12 months immediately following such event is at least $100 million, or (y) the total amount of such Indebtedness so paid since the Effective Date (together with the amounts permitted under clause (i)(A) hereof), does not exceed $500,000 in any Fiscal Year of the Borrower;
               (iii) except as permitted by Section 6.02(c), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN; (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not have a Material Adverse Effect; (v) amend, modify, waive or otherwise change (or permit the amendment, modification, waiver or other change in any manner) of any provisions in the Revolving Credit Facility Documents relating to (A) Availability, Excess Availability, Excess Availability Reserve, Gross Availability or the Borrowing Base (as each is defined in the Revolving Credit Facility) which amendment has or could have the effect of increasing Availability, Excess Availability, Gross Availability or the Borrowing Base or decreasing the Availability Reserve, (B) the Credit Card Advance Rate, the Inventory Advance Rate, the Appraised Inventory Percentage or the Appraised Inventory Liquidation Value (as each is defined in the Revolving Credit Facility), in each case, to an amount in excess of the rates set forth in the Revolving Credit Facility as in effect on the date hereof, (C) the definition of Cash Control Event and the related provisions contained in Article VII of the Revolving Credit Agreement, (D) the provisions of the Revolving Credit Agreement relating to the Term Loan Debt, and (E) any covenants or Events of Default contained in the Revolving Credit Agreement, if such amendments imposes any additional or more restrictive representations, covenants (financial or otherwise) or events of default than is contained in the Revolving Credit Agreements in effect on the date hereof, and, if, notwithstanding the foregoing, such amendment is made, the Borrower shall promptly notify, and furnish a copy thereof to the Agent; (vi) agree to any material amendment or other material change to or waiver of any of its rights under any Material Contract without the consent of the Agent (which consent shall not be unreasonably withheld); or
               (vii) alter, modify or amend any Lease in a manner which is reasonably likely to have a Material Adverse Effect.

                        (m) Section 6.02(n) of the Loan Agreement is hereby amended and restated in its entirety as follows:

               (n) PROPERTIES. Other than in the ordinary course of business, permit any property to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a valid and perfected first priority Lien.

                        (n) Section 6.02(q) of the Loan Agreement is hereby amended and restated in its entirety as follows:

               (q) EXCESS AVAILABILITY RESERVE. Permit the Excess Availability Reserve at any time to be less than the sum of $35,000,000.

                        (o) Section 6.02(r) of the Loan Agreement is hereby amended and restated in its entirety as follows:

               (r) LOCATION OF COLLATERAL. (i) Remove any Collateral from locations described in Schedule 5.01(ee) except for the following purposes:

                        (A) to accomplish sales of Inventory in the ordinary course of business;

                        (B) to move Inventory or other Collateral from one such location to another such location; or

                        (C) to utilize such of the Collateral as is removed from such locations in the ordinary course of business.

               (ii) place any tangible personal property of any Loan Party in the care or custody of any third party, or store or entrust any such personal property with a bailee or other third party, except (A) as otherwise disclosed to the Agent pursuant to Section 5.01(ee), or permitted by this Section 6.02(r), or (B) for Inventory in an amount not to exceed $1,000,000 at Cost (as defined in the Revolving Credit

                    Facility) in the aggregate at any time in the ordinary course of business;

         7. REPORTING REQUIREMENTS. (a) Section 7.01(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory for each Division, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

               (b) Section 7.02(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               (b) Each Loan Party hereby authorizes the Agent to (i) inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to any Loan Party. Each Loan Party shall request full cooperation with the Agent from any service bureau, contractor, accountant, or other Person; and (ii) verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with each Loan Party's computer billing companies, collection agencies, and accountants.

               (c) Section 7.03(a)(xi) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               (xi) any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon;

               (d) Sections 7.04, 7.05 and 7.09 of the Loan Agreement are hereby amended and restated to read in their entirety as follows:

               Section 7.04 WEEKLY REPORTS. Weekly, on Friday of each week (as of the then immediately preceding Saturday) the Borrower shall provide the Agent with Borrowing Base Certificates (in the form of Exhibit G annexed hereto, as such form may be revised from time to time by the Revolving Credit Agent) prepared separately for each Division and combined for all Key Loan Parties, and sales audit reports and flash collateral reports (each in such form as may be specified from time to time by the Collateral Agents) prepared separately for each Division and combined for all Key Loan Parties. Such reports may be sent to the Agent by facsimile transmission, provided that the original thereof is forwarded to the Agent on the date of such transmission.

               Section 7.05 MONTHLY REPORTS. Monthly, the Borrower shall provide the Agent with those financial statements and reports described on Schedule 7.05, annexed hereto, at the times set forth in such Schedule and a Leasehold Mortgage Status Report.

               Section 7.09 INVENTORY, APPRAISALS AND AUDITS.

               (a) The Agent, at the reasonable expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party.

               (b) The Loan Parties, at their own expense, shall cause not less than one (1) physical inventory of each of Division to be undertaken in each twelve (12) month period during which this Agreement is in effect; (i) the Borrower, within forty-five (45) days following the completion of such inventory, shall provide the Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Loan Party) and shall post such results to the Loan Parties' stock ledger and, as applicable to the Loan Parties' other financial books and records; and (ii) the Agent, in its reasonable, good faith discretion, if any Event of Default has occurred and is continuing, may cause such additional inventories to be taken as the Agent determines (each, at the expense of the Loan Parties).

               (c) The Agent may require the Collateral Agents (as defined in the Revolving Credit Facility) to obtain appraisals of the Collateral (copies of which, subject to the approval of the appraiser, shall be provided to the Borrower promptly upon receipt thereof), at any time (i) after the occurrence and during the continuance of an Event of Default, (ii) that Excess Availability (as defined in the Revolving Credit Facility) is equal to or less than $60,000,000, or (iii) after an Inadvertent Overadvance (as defined in the Intercreditor Agreement) has occurred (in all events, at the Loan Parties' expenses) conducted by Hilco Appraisal Services, LLC or such appraisers as are satisfactory to the Agent and the Revolving Credit Agent, in addition to those appraisals permitted to be obtained by the Collateral Agents (as defined in the Revolving Credit Facility) pursuant to Section 5.9 of the Revolving Credit Facility. Following the termination of the Revolving Credit Facility, the Agent shall be entitled to conduct appraisals independently on the same terms granted to the Collateral Agents under the terms of the Revolving Credit Facility in effect on the Effective Date.

               (d) If made available to any Loan Party, the Agent shall receive copies of the results of any commercial finance field examination of the Loan Parties' books and records conducted during any period in which this Agreement is in effect.

               (e) The Agent from time to time may undertake "mystery shopping" (so-called) visits to all or any of the Loan Parties' business premises.

         8. USE OF COLLATERAL. Article VIII is hereby amended and restated to read in its entirety as follows:

                                  ARTICLE VIII

                                USE OF COLLATERAL

         Section 8.01 USE OF INVENTORY CONTROL.

                 (a) No Loan Party shall engage in any of the following with respect to its Inventory (i) any sale, other than for fair consideration in the conduct of the Loan Parties' business in the ordinary course; (ii) sales or other dispositions to creditors, except returns in the ordinary course of business; (iii) sales or other dispositions in bulk, except in the ordinary course of business consistent with past practices; (iv) sales in breach of any provision of this Agreement; and (v) sales in connection with Permitted Dispositions.

                 (b) No sale of Inventory shall be on consignment (other than between Loan Parties), approval, or under any other circumstances such that, with the exception of the Loan Parties' customary return policy applicable to the return of inventory purchased by the Loan Parties' retail customers in the ordinary course, such Inventory may be returned to a Loan Party without the consent of the Agent.

         Section 8.02 INVENTORY QUALITY. All Inventory now owned or hereafter acquired by each Loan Party is and will be of good and merchantable quality, consistent with past practices.

         Section 8.03 ADJUSTMENTS AND ALLOWANCES. Each Loan Party may grant such allowances or other adjustments to that Loan Party's Account Debtors as that Loan Party may reasonably deem to accord with sound business practice and which are normal and customary extensions and adjustments in the ordinary course of business, provided, however, the authority granted the Loan Parties pursuant to this Section 8.03 may be limited or terminated by the Agent at any time in the Agent's reasonable, good faith discretion after the occurrence and during the continuance of an Event of Default.

         Section 8.04 VALIDITY OF ACCOUNTS.

                 (a) Except for adjustments and disputes in the ordinary course of business, the amount of each of the Accounts Receivable shown on the books, records, and invoices of the Loan Parties represented as owing by each Account Debtor is the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Loan Parties.

                 (b) No Loan Party has any knowledge of any impairment of the validity or collectibility of any of the Accounts Receivable, other than returns, reserves, unauthorized use of credit cards, bad checks, adjustments and disputes which occur in the ordinary course of business. The Borrower shall notify the Agent of any such impairment immediately after any Loan Party becomes aware of any such impairment.

                 (c) No Loan Party shall post any bond to secure any Loan Party's performance under any agreement to which any Loan Party is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of any Loan Party (other than to the Agent) in the event of any Loan Party's failure so to perform, if, as a result of the surety, guarantor or third party obligee's performance, such Person would obtain a Lien on any Collateral having priority to the Lien of the Agent.

         Section 8.05 NOTIFICATION TO ACCOUNT DEBTORS. The Agent shall have the right (after the occurrence of a Cash Control Event (as defined in the Revolving Credit Facility)) to notify any of the Loan Parties' Account Debtors to make payment directly to the Agent and to collect all amounts due on account of the Collateral, in each case, subject to the terms of the Intercreditor Agreement.

         Section 8.06 APPOINTMENT AS ATTORNEY-IN-FACT. Each Key Loan Party hereby irrevocably constitutes and appoints the Agent (acting through any officer of the Agent) as that Key Loan Party's true and lawful attorney, with full power of substitution, following the occurrence and during the continuance of an Event of Default and subject to the terms of the Intercreditor Agreement, to convert the Collateral into cash at the sole risk, cost, and expense of that Key Loan Party, but for the sole benefit of the Agent and the Lenders. The rights and powers granted the Agent by this appointment include but are not limited to the right and power to:

                 (a) Prosecute, defend, compromise, or release any action relating to the Collateral;

                 (b) Sign change of address forms to change the address to which each Key Loan Parties' mail is to be sent to such address as the Agent shall designate (after which copies of all such mail shall be promptly furnished to the Borrower); receive and open each Key Loan Parties' mail; remove any Collateral and proceeds of Collateral therefrom and turn over the balance of such mail either to the Key Loan Party or to any trustee in bankruptcy or receiver of the Borrower, or other legal representative of a Borrower whom the Agent determines to be the appropriate Person to whom to so turn over such mail;

                 (c) Endorse the name of the relevant Key Loan Party in favor of the Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the relevant Key Loan Party on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral;

                 (d) Sign the name of the relevant Key Loan Party on any notice to that Key Loan Parties' Account Debtors or verification of the Collateral; sign the relevant Key Loan Parties' name on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts Receivable;

                 (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Key Loan Party is a beneficiary;

                 (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of each Key Loan Party; and

                 (g) Use, license or transfer any or all General Intangibles of each Key Loan Party.

         Section 8.07 NO OBLIGATION TO ACT. The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 8.06 herein, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith, or willful misconduct.

         9. EVENTS OF DEFAULT.

                 (a) Section 9.01(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            (c) the failure by any Loan Party to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Obligation included in any of the following provisions hereof:

                SECTION                       RELATES TO
                -------                       ----------
                6.02(b)                       Indebtedness
                6.01(b)                       Pay Taxes
                6.02(g)                       Dividends. Investments. Other
                                                 Corporate Actions
                6.02(e)                       Loans and Advances
                6.02(i)                       Affiliate Transactions
                6.02(q)                       Excess Availability Reserve
                Article VII                   Reporting Requirements (except as
                                                 set forth in Section 9.01(d))
                5(k) of the Security          Cash Management
                   Agreement

                 (b) Section 9.01(d) of the Loan Agreement is hereby amended and restated in is entirety as follows:

            (d) the failure by the Key Loan Parties to promptly, punctually, faithfully and timely perform, discharge, or comply with the financial reporting requirements included in Section 7.04, subject, however, to the following limited number of grace periods applicable to certain of those requirements:


                                                                                                   NUMBER OF
       REPORT/STATEMENT             REQUIRED BY SECTION             GRACE PERIOD                 GRACE PERIODS
       ----------------             -------------------             ------------                 -------------
        Weekly Report                      7.04                    2 Business Days              Twice any 12 consecutive
                                                                                                months

                 (c) Section 9.01(g) of the Loan Agreement is hereby amended and restated in is entirety as follows:

            (g) the occurrence and continuance of any Event of Default or other event, which with the giving of notice, the passage of time or both, would be an Event of Default under (i) the Revolving Credit Facility, (ii) the Term Loan Documents, or (iii) any other Indebtedness of any Loan Party equal to or in excess of One Million Dollars ($1,000,000.00) to any creditor other than the Agent or any Lender, (whether or not such Indebtedness has been accelerated), or, Leases aggregating more than five percent (5%) of all Leases of the Loan Parties existing from time to time could be terminated due to a default by a Loan Party thereunder (whether or not the subject creditor or lessor takes any action on account of such occurrence);

                 (d) Section 9.01(i) of the Loan Agreement is hereby amended by deleting the words "property or assets of the Loan Parties" and substituting the word "Collateral" therefor.

                 (e) Section 9.01(n) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            (n) (i) any challenge by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto;

            (ii) any determination by any court or any other judicial or Government Authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto; or

                 (f) Section 9.01(q) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            (q) the Loan Parties refinance the Loan (as defined in the Term Loan Agreement) and 80% or more of the proceeds of such refinancing is derived from the incurrence of Indebtedness.

         10. AGENT.

            (a) Section 10.01 of the Loan Agreement is hereby amended by deleting the words "properties and assets of the Loan Parties" in clause (iii) thereof and substituting the word "Collateral" therefor, deleting the words "and take any enforcement action in clause (C) thereof, and substituting the words "take action to realize upon the Collateral" therefor and amending and restating clause (v) thereof to read in its entirety as follows:

            (v) to make Agent Advances, for the Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document;

            (b) Section 10.02 of the Loan Agreement is hereby amended by deleting the words "properties and asset of the Loan Parties" in the final sentence thereof and substituting the word "Collateral" therefor.

            (c) Section 10.03 of the Loan Agreement is hereby amended by deleting the word "and" immediately prior to clause (v) thereof and inserting the following at the end thereof:

            ; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agent or the Required Lenders be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

            (d) Section 10.08 and 10.09 of the Loan Agreement is hereby amended and restated in their entirety to read as follows:

         Section 10.08 COLLATERAL MATTERS.

                 (a) The Agent may from time to time make such disbursements and advances ("AGENT ADVANCES") which the Agent, in its sole discretion, deems reasonably necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loan and other Obligations or to pay any other amount chargeable to the Key Loan Parties pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall constitute Obligations hereunder. The Agent shall notify each Lender and the Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender, the Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

                 (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon payment and satisfaction of the Loan and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in the ordinary course of any Loan Party's business and in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

                 (c) Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Section 10.08(b). Upon receipt by the Agent of confirmation from the Lenders of its authority to release any particular item or types of

Collateral, and upon prior written request by any Loan Party, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

                 (d) The Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

         Section 10.09 AGENCY FOR PERFECTION. Each Lender hereby appoints the Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

         11.   GUARANTY.

               (a) Section 11.02(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

               (c) Any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other Guaranty, for all or any of the Guaranteed Obligations;

               (b) Section 11.03 of the Loan Agreement is hereby amended by adding the words "or any Collateral" at the end of the first sentence thereof.

               (c) Section 11.05 of the Loan Agreement is hereby amended (i) by adding the words "or any Collateral" immediately prior to the word "whether" in the first sentence thereof, and (ii) by adding the words "or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this
Article XI thereafter arising" at the end of the penultimate sentence thereof.

         12.   MISCELLANEOUS.

               (a) Section 12.01 of the Loan Agreement shall be amended and restated to read in its entirety as follows:

         Section 12.01 NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage, prepaid and return receipt requested), telecopied or delivered, if to any Loan Party, at the following address:

                Value City Department Stores, Inc.
                3241 Westerville Road
                Columbus, OH 43224
                Attention:  James A. McGrady
                Telephone:  (614) 478-2300
                Telecopier:  (614) 473-2721

                with a copy to:

                Schottenstein Stores Corporation
                1800 Moler Road
                Columbus, OH  43207
                Attention:  Irwin A. Bain, Esq.
                Telephone:  614-449-4332
                Telecopier:  614-443-0927

                and

                Porter Wright Morris & Arthur LLP
                41 South High Street
                Columbus, OH  43215
                Attention:  Robert J. Tannous, Esq. and Timothy E. Grady, Esq.
                Telephone:  614-227-1953
                Telecopier:  614-227-2100

                if to the Agent, to it at the following address:

                Cerberus Partners, L.P.
                450 Park Avenue, 28th Floor
                New York, New York  10022
                Attention:  Lenard Tessler
                Telephone:  (212) 909-1464
                Telecopier:  (212) 755-3009
                with a copy to:

                Schulte Roth & Zabel LLP
                919 Third Avenue
                New York, New York  10022
                Attention:  Nancy Finkelstein, Esq.
                Telephone:  212-756-2419
                Telecopier:  212-593-5955

                or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if sent by certified mail, return receipt requested, the date when actually received, (ii) if sent by recognized overnight express delivery, the Business Day following the day when sent, (iii) if delivered by hand on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, when delivered (otherwise, at the opening of the then next Business Day), and (iv) by telecopier and sent on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent (otherwise, at the opening of the then next Business Day).

                (b) Section 12.02 of the Loan Agreement is hereby amended and restating in its entirety to read as follows:

                AMENDMENTS, ETC. Subject to Section 6.02(l), no amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, the Borrower and the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, PROVIDED, HOWEVER, that no amendment, waiver or consent shall (i) reduce the principal of, or interest on, the Loan, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on the Loan payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) amend the definition of "Pro Rata Share", (iii) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Agent for the benefit of the Lenders, or release the Borrower or any Guarantor or (iv) amend, modify or waive Section 3.04, Article XII or this
                Section 12.02 of this Agreement in each case, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

                (c) Section 12.04 of the Loan Agreement is hereby amended by adding the words "appraisals of Collateral," after the words "monitoring of assets" in the first sentence thereof, and by amending and restating clauses
(f), (g), and (h) in their entirety and substituting the following therefor:

                (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document; (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document; (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document;

         13. CONVERSION PROVISIONS. (a) Section 13.01 of the Loan Agreement is hereby amended by adding the following subsection (c) at the end thereof:

                (c) Except as provided in Section 14.03, at any time that CPLP converts all or any portion of its Pro Rata Share of the Loan into Conversion Shares, CPLP may require that simultaneous with such Conversion, SSC convert up to an equivalent amount of the Loan owed to it into Conversion Shares (the "DRAG ALONG CONVERSION RIGHT"). In order to exercise its Drag Along Conversion Right, CPLP must provide SSC with five (5) Business Days prior written notice of its conversion (the "DRAG ALONG CONVERSION NOTICE") which shall set forth (i) the amount of the Loan that it intends to convert, (ii) the Conversion Date for such conversion and (iii) the amount of the Loan that SSC must convert. Within two (2) Business Days of receipt of a Drag Along Conversion Notice, SSC shall provide the Borrower with a Conversion Notice (as defined below) that it will convert at least the same amount of the Loan as is set forth in such Drag Along Conversion Notice on the Conversion Date set forth in such Drag Along Conversion Notice; PROVIDED, HOWEVER, that if SSC has already converted a portion of the Loan initially held by it other than in response to a Drag Along Conversion Notice, it shall only be required to convert that portion of its Loan up to the amount set forth in the Drag Along Conversion Notice as is necessary so that following the conversion set forth in the Conversion Notice delivered in response to such Drag Along Conversion Notice, it shall have converted the same amount of its initial Loan as is set forth in the Drag Along Conversion Notice. In the event that CPLP converts all or any portion of the Loan after it receives a Buyout Exercise Notice (as defined below) relating to an SSC Transaction (defined below) which is not a

                Referred SSC Transaction (as defined below) and before thirty-one (31) days following the receipt of such Buyout Exercise Notice, CPLP shall not be entitled to exercise its Drag Along Conversion Right with respect to such conversion.

         (b) Section 13.03(a)(iv) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                (iv) (A) shares of Common Stock issued upon exercise of the Warrants and (B) such additional number of shares as may become issuable upon the exercise of any such securities by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof.

         (c) Sections 13.03(e)(i)(B) and (C) of the Loan Agreement are hereby amended and restated in their entirety as follows:

                (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by a committee of the Borrower's Board of Directors consisting of directors who are not Affiliates of the Borrower, SSC or CPLP; PROVIDED, HOWEVER, that at the request of any Lender, the fair value shall be determined in good faith by an independent investment banking firm selected by the Borrower, SSC and CPLP or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and PROVIDED, FURTHER, that the Borrower shall pay all of the reasonable fees and expenses of any third parties incurred in connection with determining the fair value; and

                (C) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Borrower for a single undivided consideration, be the proportion of such consideration so received allocable to such Additional Shares of Common Stock, computed as provided in clauses (A) and
                (B) above, as determined in good faith by the a committee of the Borrower's Board of Directors consisting of directors who are not Affiliates of the Borrower, SSC or CPLP, or at the request of any Lender, of the proportion of such consideration so received allocable to such Additional Shares of Common Stock value shall be determined in good faith by an independent investment banking firm selected by the Borrower, SSC and CPLP or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and PROVIDED, FURTHER, that the Borrower shall pay all of the reasonable fees and expenses of any third parties incurred in connection with determining the proportion of such consideration so received allocable to such Additional Shares of Common Stock.

            (d) The Loan Agreement is hereby amended by adding a new Section
13.13 to read in its entirety as follows:

            Section 13.13. TERMINATION. All provisions of the Loan Agreement except Section 6.01(r) shall terminate upon the conversion of the entirety of the Loan into Conversion Shares. Section 6.01(r) shall terminate in accordance with the terms set forth in Section 6.01(r)(iii).

         14. The Loan Agreement is hereby amended to add a new Article XIV to read in its entirety as follows:

                                   ARTICLE XIV

                          TRANSACTIONS WITH AFFILIATES

            Section 14.01 TRANSACTION APPROVAL. Unless the Buyout Option (as defined below) has been exercised, neither Borrower nor any of their respective Subsidiaries shall enter into an SSC Transaction (as defined below) without the prior written consent of CPLP. In the event that the Borrower, SSC or any of its Subsidiaries propose to enter into an SSC Transaction, Borrower shall promptly notify CPLP in writing of the proposed SSC Transaction (the "NOTIFICATION DATE") which notice shall (i) describe the proposed SSC Transaction in reasonable detail and (ii) be accompanied by such information as Borrower reasonably believes that a third party investor would reasonably require in order to determine the fairness of the proposed SSC Transaction. The Borrower shall promptly provide such additional information (and make personnel available to discuss the same) as CPLP may reasonably request regarding the SSC Transaction during the three (3) Business Days following the Notification Date. Within five
(5) Business Days of the Notification Date, CPLP shall deliver to the Borrower and SSC a written notice (an "OBJECTION NOTICE") stating that it objects to such SSC Transaction (the "OBJECTION DATE"). If CPLP does not deliver an Objection Notice with respect to an SSC Transaction on or prior to the Objection Date, it shall be deemed (subject to the provisions of Section 14.02(b)) to have consented to such SSC Transaction.

            An "SSC TRANSACTION" means any transaction, agreement, arrangement, lease, guaranty, loan or advance of money (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) or a series of related transactions or the material amendment or modification of any existing or previously approved transaction, between (i) the Borrower or any of its Subsidiaries and (ii) SSC or any Affiliate of SSC (other than Borrower and its Subsidiaries) unless: (x) the transaction, or series of related transactions, has a value of at less than $500,000, (y) such transactions and other prior transactions of the Borrower and its Subsidiaries in any fiscal year of the Borrower have a value of less than $5,000,000 in the aggregate, or (iii) the transaction is an Approved Existing Transaction.

            An "APPROVED EXISTING TRANSACTION" means a transaction, agreement, arrangement, lease, guaranty, loan or advance of money (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) described in the confidential side letter between the Borrower and the Agent of even date herewith on the terms in effect as of the date hereof and excluding any material modification or amendment thereto.

            Section 14.02 BUYOUT OPTION. (a) In the event that CPLP delivers an Objection Notice, SSC shall have the right exercisable by delivering a written notice, not more that five (5) Business Days after the Objection Date, to CPLP stating that it elects to exercise its Buyout Option (a "BUYOUT EXERCISE NOTICE") to purchase all but not less than all of the Buyout Securities (as defined below) for a cash purchase price equal to all principal and interest due to CPLP pursuant to the Term Loan Agreement, all principal and interest due to CPLP with respect to the Loan and CPLP's pro rata portion of any fees payable to it under the Term Loan Agreement or this Agreement (the "BUYOUT OPTION"); PROVIDED, HOWEVER, that if CPLP has exercised a portion of the Warrants that would otherwise be deemed Allocated Warrants (the shares of Common Stock issued upon exercise of the Allocated Warrants shall be referred to as the "ALLOCATED SHARES"), then the purchase price paid by SSC for the Buyout Option shall be reduced (by an amount not less than zero) (i) if CPLP then owns all or a portion of the Allocated Shares, by the product of (a) the number of Allocated Shares then owned and (b) the difference between the Current Market Price on the date of the Buyout Exercise Notice and the exercise price paid by CPLP for such Allocated Shares or (ii) if CPLP has sold all or a portion of the Allocated Shares, by the product of (x) the number of Allocated Shares so sold and (y) the difference between the consideration received by CPLP upon the sale of the Allocated Shares so sold and the exercise price paid by CPLP for such Allocated Shares; PROVIDED, FURTHER, that if CPLP has acquired the Allocated Shares via cashless exercise, the foregoing computation shall be made as if such exercise had been a cash exercise. If SSC does not deliver a Buyout Exercise Notice in accordance with the terms of this Section 14.02, then SSC shall be deemed to have waived its Buyout Option as to the transactions stated in the Buyout Exercise Notice, and the parties may not proceed with the SSC Transaction that is the subject of such Objection Notice.

                (b) If a Buyout Exercise Notice is delivered, CPLP, within five (5) Business Days of delivery of such Buyout Exercise Notice, may request by written notice to Borrower and SSC (a "REFERRAL NOTICE") that a committee comprised of all of the independent directors of the Borrower not affiliated with SSC, CPLP or the Borrower's management (the "FAIRNESS COMMITTEE") review and approve the SSC Transaction that is the subject of the Buyout Exercise Notice (a "REFERRED SSC TRANSACTION") as to its fairness to the Borrower and its unaffiliated shareholders. The Borrower shall cause a Fairness Committee to be appointed within five (5) Business Days of its receipt of a Referral Notice. In the event that the Fairness Committee reviews and approves as fair to Borrower and its unaffiliated shareholders the Referred SSC Transaction as proposed by SSC or if the Fairness Committee modifies the Referred SSC Transaction, and as modified approves the Referred SSC Transaction as fair to Borrower and its unaffiliated shareholders, CPLP shall be deemed to have consented to the SSC Transaction as so approved. In the event that CPLP requests that an SSC Transaction be reviewed by a Fairness Committee, such request shall be irrevocable, SSC shall not have any rights to exercise a Buyout Option in connection with such Referred SSC Transaction, and Section 14.03 shall not apply to such Referred SSC Transaction.

                (c) If SSC elects to exercise the Buyout Option and CPLP does not timely deliver a Referral Notice pursuant to Section 14.02(b), then the closing of the Buyout Option regarding the amounts payable under the Term Loan Agreement shall occur on the 30th day following the delivery of the Buyout Exercise Notice. CPLP shall have the right to convert or elect not to convert any portion of the Loan payable to CPLP for a period of up to 30 days following the delivery of the Buyout Exercise Notice. The closing of the Buyout Option regarding the portion of the Loan payable to CPLP shall occur on the earlier to occur of (i) the 30th day following the delivery by CPLP to the Borrower and SSC of a notice that it does not elect to convert the outstanding portion of the Loan payable to it or specifying which portion of the Loan it does elect to convert (the "CPLP NON-CONVERSION NOTICE") and (ii) the 60th day following the delivery of a Buyout Exercise Notice.

         "BUYOUT SECURITIES" means (i) amounts payable to CPLP under the Term Loan Agreement, (ii) the portion of the Loan payable to CPLP and (iii) the Allocated Warrants (as defined below) but shall in no event include (a) Conversion Shares, (b) shares issued upon exercise of the Warrant previously issued to CPLP (subject to the provisions of Section 14.02(a)) and (c) the portion of the Warrant not constituting the Allocated Warrants. To the extent that CPLP has partially exercised the Warrant prior to the delivery of a Buyout Exercise Notice, the Warrant shall be deemed first exercised as to the portion of the Warrant that is not deemed Allocated Warrants. The "ALLOCATED WARRANTS" shall be (x) 75% of the Warrant until the first anniversary of the Effective Date, (y) 50% of the Warrant from the first anniversary of the Effective Date until the second anniversary of the Effective Date, (z) 25% of the Warrant from the second anniversary of the Effective Date until the third anniversary of the Effective Date, and (iv) zero from and after the third anniversary of the Effective Date.

         Section 14.03 EXERCISABILITY. The Allocated Warrants shall not be exercisable by CPLP from the date on which CPLP receives the Buyout Exercise Notice until the date which is thirty-one (31) days after the receipt by CPLP of the Buyout Exercise Notice. The Loan shall not be convertible by CPLP from the date of delivery of the Non-Conversion Notice until the date which is thirty-one
(31) days following the date of delivery of the Non-Conversion Notice.

         Section 14.04 CPLP TRANSACTION. Neither the Borrower nor its Subsidiaries will enter into any transaction with CPLP or its Affiliates, other than the transactions contemplated by the Term Loan Agreement and this Agreement, without the prior written consent of the Borrower's Board of Directors and SSC unless the transaction, or series of related transactions, is valued at less than $500,000.

         15. RESIGNATION/APPOINTMENT OF AGENT. On the effectiveness of this Amendment on the First Amendment Effective Date (as defined below), SSC shall resign all of its functions and duties as agent, and CPLP will thereupon become the successor Agent and shall succeed to and become vested with all the rights, powers and privileges of the Agent. Each of the parties hereto hereby agrees to such resignation and such appointment and waives the notice requirements of
Section 10.07 of the Loan Agreement.

         16. CONDITIONS. This Amendment shall become effective on the date (the "First Amendment Effective Date") as of which each of the following conditions precedent shall have been satisfied in a manner satisfactory to each Lender:

             (a) FEES AND EXPENSES.

                 (i) All fees, expenses and taxes accrued and unpaid or otherwise due and payable by the Borrower or a Loan Party pursuant to either the Loan Agreement or this Amendment shall have been paid in full.

                 (ii) The Lenders shall have received either (A) evidence that any and all placement fees associated with the SSC Assignment have been paid in full, or (B) a certificate from an Authorized Officer of the Borrower that no such fees are applicable.

             (b) REPRESENTATIONS AND WARRANTIES; NO EVENT OF DEFAULT. Both before and after giving effect to the transactions contemplated by this Amendment, the representations and warranties contained in the Loan Agreement, as amended, are true and correct in all respects, and no Default or Event of Default has occurred and is continuing.

             (c) LEGALITY. This Amendment and the transactions contemplated thereby shall not contravene any law, rule or regulation applicable top the Agent or any Lender. The Agent shall have received on or before the First Amendment Effective Date, each of the following in form and substance satisfactory to the Agent:

             (i) this Amendment, duly executed by each of the Loan Parties;

             (ii) the Notes, payable to the order of each Lender and duly executed by the Borrower;

             (iii) a Security Agreement, duly executed by each Loan Party;

             (iv) an Assignment for Security (as defined in the Security Agreement) with respect to trademarks and trademark licenses, duly executed by each Loan Party;

             (v) an Assignment for Security (as defined in the Security Agreement) with respect to copyrights and copyright licenses, duly executed by each Loan Party;

             (vi) a Pledge Agreement, duly executed by each Loan Party (as applicable) together with the original stock certificates or other certificated securities or instruments representing all of the Capital Stock of such Loan Party's subsidiaries accompanied by undated stock powers executed in blank and other proper instruments of transfer;

             (vii) Mortgages and Landlord's Agreements with respect to all Leases set forth on Schedule 4.01(d) hereto;

             (viii) the Control Agreements and such other depository account, notices and other similar documents entered into in connection with the Revolving Credit Facility Documents with respect to the accounts controlled under such agreements subject to the priority set forth in the Intercreditor Agreement, each in form and substance satisfactory to the Agent, with respect to the Key Loan Parties' cash management system;

             (ix) payoff letters and termination and release agreements and all related documents, and UCC-3 termination statements for all UCC-1 financing statements covering any portion of the Collateral; a UCC Filing Authorization Letter, duly executed by each Loan Party, together with appropriate financing statements on Form UCC-1, duly executed by each Loan Party and duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Pledge Agreement and each Mortgage;

             (x) evidence of the recording of the leasehold Mortgages in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Agent and the Lenders thereunder;

             (xi) the Intercreditor Agreement, in form and substance satisfactory to the Agent, duly executed by each of the parties thereto;

             (xii) the Registration Rights Agreement, duly executed by each of the parties thereto;

             (xiii) an opinion of Porter, Wright, Morris & Arthur LLP, counsel to the Loan Parties, substantially in the form of Exhibit H and as to such other matters as the Agent may reasonably request as well as opinions of local counsel with respect to Key Loan Parties or Guarantors formed in Michigan and Missouri;

             (xiv) a copy of the resolutions of each Loan Party, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

             (xv) evidence of the insurance coverage required by Section 6.01 and the terms of each Security Agreement and each Mortgage and such other insurance coverage with respect to the business and operations of the Loan Parties as the Agent may reasonably request, in each case, where requested by the Agent, with such endorsements as to the named insureds or loss payees thereunder as the Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon thirty (30) days' prior written notice to the Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Agent may request;

             (xvi) copies of the Revolving Credit Facility Documents, the Term Loan Documents and the SSC Assignment Documents, in each case, duly executed by the parties thereto and certified as true and correct copies thereof by an Authorized Officer of the Borrower, each of which shall be in form and substance satisfactory to the Agent; and

             (xvii) evidence of completion of certain documentation as requested by the Agent in connection with Collateral consisting of intellectual property.

             (e) MATERIAL ADVERSE EFFECT. The Agent shall have determined, in its sole judgment, that no event or development shall have occurred since February 2, 2002 which could have a Material Adverse Effect.

             (f) APPROVALS. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans or the conduct of the Loan Parties' business shall have been obtained and shall be in full force and effect.

             (g) PROCEEDINGS; RECEIPT OF DOCUMENTS. All proceedings in connection with the making of the Loans and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agent and its counsel, and the Agent and such counsel shall have received all such information and such counterpart originals or certified copies or other copies of such documents as the Agent or such counsel may reasonably request, including, without limitation, interim financial statements and monthly availability projections.

             (h) CASH MANAGEMENT. The Lenders shall be satisfied with the cash management systems and procedures of each of the Loan Parties.

             (i) EXCESS AVAILABILITY. After giving effect to all the transactions contemplated hereby (including transaction costs), the Key Loan Parties shall have Excess Availability (calculated without regard to the Excess Availability Reserve) of not less than $115,000,000.

             (j) TRANSACTION COSTS. The Lenders shall be satisfied with the costs in connection with the transactions contemplated hereby.

             (k) REVOLVING CREDIT FACILITY AND TERM LOAN AGREEMENT. All conditions precedent to the Revolving Credit Facility shall have been met to the satisfaction of the Lenders and Agents thereto.

         17. MISCELLANEOUS.

                 (a) CONTINUED EFFECTIVENESS OF THE LOAN AGREEMENT. Except as otherwise expressly provided herein, each Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

                 (b) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                 (c) HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                 (d) GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

                 (e) COSTS AND EXPENSES. The Borrower and other Loan Parties jointly and severally agree to pay on demand all reasonable fees, costs and expenses of the Lenders in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.

                 (f) AMENDMENT AS LOAN DOCUMENT. The Borrower and other Loan Parties hereby acknowledge and agree that this Amendment constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if (i) any representation or warranty made by the Borrower or any other Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrower or any other Loan Party shall fail to perform or observe in any material respect any term, covenant or agreement contained in this Amendment

                 (g) WAIVER OF JURY TRIAL. THE BORROWER, EACH OTHER LOAN PARTY AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF EITHER LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    BORROWER:

                                    VALUE CITY DEPARTMENT STORES, INC.,
                                    an Ohio corporation


                                    By:  /s/ John C. Rossler
                                       ----------------------------------------
                                       Name:  John C. Rossler
                                       Title:  President


                                    SUBSIDIARY GUARANTORS:

                                    SHONAC CORPORATION,
                                    an Ohio corporation


                                    By:  /s/ John C. Rossler
                                       ----------------------------------------
                                       Name:  John C. Rossler
                                       Title:  President


                                    DSW SHOE WAREHOUSE, INC.,
                                    a Missouri Corporation


                                    By:  /s/ John C. Rossler
                                       ----------------------------------------
                                       Name:  John C. Rossler
                                       Title:  President


                                    GRAMEX RETAIL STORES, INC.,
                                    a Delaware corporation


                                    By:  /s/ John C. Rossler
                                       ----------------------------------------
                                       Name:  John C. Rossler
                                       Title:  President

                                    FILENE'S BASEMENT, INC.,
                                    a Delaware corporation


                                    By:  /s/ John C. Rossler
                                       ----------------------------------------
                                       Name:  John C. Rossler
                                       Title:  President


                                    GB RETAILERS, INC.,
                                    a Delaware corporation


                                    By:  /s/ John C. Rossler
                                       ----------------------------------------
                                       Name:  John C. Rossler
                                       Title:  President


                                    J.S. OVERLAND DELIVERY, INC.,
                                    a Delaware corporation


                                    By:  /s/ John C. Rossler
                                       ----------------------------------------
                                       Name:  John C. Rossler
                                       Title:  President


                                    VALUE CITY DEPARTMENT STORES SERVICES, INC.
                                    a Delaware corporation


                                    By:  /s/ John C. Rossler
                                       ----------------------------------------
                                       Name:  John C. Rossler
                                       Title:  President


                                    VALUE CITY LIMITED PARTNERSHIP,
                                    an Ohio limited partnership

                                    By:  Westerville Road GP, Inc., its
                                         General Partner


                                    By:  /s/ John C. Rossler
                                       ----------------------------------------
                                       Name:  John C. Rossler
                                       Title:  President

                                    VALUE CITY OF MICHIGAN, INC.,
                                    a Michigan corporation


                                    By:  /s/ John C. Rossler
                                       ----------------------------------------
                                       Name:  John C. Rossler
                                       Title:  President


                                   VCM, LTD.,
                                   an Ohio limited liability company


                                   By:  /s/ John C. Rossler
                                       ----------------------------------------
                                       Name:  John C. Rossler
                                       Title:  President


                                    WESTERVILLE ROAD GP, INC.
                                    a Delaware corporation


                                    By:  /s/ John C. Rossler
                                       ----------------------------------------
                                       Name:  John C. Rossler
                                       Title:  President


                                    WESTERVILLE ROAD LP, INC.
                                    a Delaware corporation


                                    By:  /s/ John C. Rossler
                                       ----------------------------------------
                                       Name:  John C. Rossler
                                       Title:  President

                                    RESIGNING AGENT AND LENDER:


                                    SCHOTTENSTEIN STORES CORPORATION


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:



                                    SUCCESSOR AGENT AND LENDER:

                                    CERBERUS PARTNERS, L.P.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title: